Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of The 4 Less Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The 4 Less Corp. (“the Company”) as of January 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended January 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has not historically had sufficient revenue to cover operating costs. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2018.

Spokane, Washington

February 14, 2019

THE 4 LESS CORP.

Consolidated Balance Sheets

January 31, 2018 and 2017

	2018	2017
Assets
Current Assets
Cash and Cash Equivalents	$377,833	$336,288
Inventory	77,221	32,729
Due from Officer	—	65,556
Other Current Assets	6,324	35,665
Total Current Assets	461,378	470,238

Property and Equipment, net of accumulated depreciation of $30,584 and $6,876	226,589	56,777

Total Assets	$687,967	$527,015

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$17,905	$17,905
Accrued Expenses	605,227	449,158
Short-Term Debt	93,389	100,000
Current Portion – Long-Term Debt	13,905	—
Total Current Liabilities	730,426	567,063

Long-Term Debt	76,355	—

Total Liabilities	806,781	567,063

Commitments and Contingencies	—	—

Stockholders’ Deficit
Common Stock, no par value, 100,000 shares authorized, 100,000 and 100,000 shares issued and outstanding	212,692	—
Additional Paid In Capital	—	—
Accumulated Deficit	(331,506)	(40,048)
Total Stockholders’ Deficit	(118,814)	(40,048)

Total Liabilities and Stockholders’ Deficit	$687,967	$527,015

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4 LESS CORP.

Consolidated Statements of Operations

For the Years Ended January 31, 2018 and 2017

	2018	2017
Revenue	$6,989,134	$4,773,730

Cost of Revenue
Product Cost	5,116,699	3,404,495
Commission and Fees	573,372	412,922
Postage, Shipping and Freight	267,278	183,525
Total Cost of Revenue	5,957,349	4,000,942

Gross Profit	1,031,785	772,788

Operating Expenses:
Depreciation	27,268	5,612
Marketing and Advertising	108,560	58,231
E Commerce Services	180,474	172,036
Personnel Costs	691,892	303,977
General and Administrative	308,650	201,645
Total Operating Expenses	1,316,844	741,501

Net Operating Loss	(285,059)	31,287

Other Income (Expense)
Gain on Sale of Assets	1,165	—
Interest Expense	(7,564)	(2,850)
Total Other Income (Expense)	(6,399)	(2,850)

Net Income (Loss)	$(291,458)	$28,437

Basic and Diluted Weighted Average Shares Outstanding	100,000	100,000
Basic and Diluted Income (Loss) per Share	$(2.92)	$0.00

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4 LESS CORP.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended January 31, 2018 and 2017

	Common	Stock	Paid-In	Retained
	Shares	Amount	Capital	Deficit	Totals
Balance, January 31, 2016	100,000	$—	$—	$(68,485)	$(68,485)

Net Income	—	—	—	28,437	28,437
Balance, January 31, 2017	100,000	—	—	(40,048)	(40,048)

Paid In Capital by Shareholder	—	212,692	—	—	212,692

Net (Loss)	—	—	—	(291,458)	(291,458)
Balance, January 31, 2018	100,000	$212,692	$—	$(331,506)	$(118,814)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4 LESS CORP.

Consolidated Statements of Cash Flows

For the Years Ended January 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(291,458)	$28,437
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	27,268	5,612
Change in Operating Assets and Liabilities:
(Increase) in Inventory	(44,492)	(32,672)
(Increase) Decrease in Other Current Assets	29,340	(30,852)
Increase (Decrease) in Interest Payable	(1,875)	1,875
Increase (Decrease) in Accounts Payable	—	17,905
Increase (Decrease) in Accrued Expenses	157,945	411,592
CASH FLOWS (USED IN) PROVIDED BY OPERATING ACTIVITIES	(123,272)	401,897

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(206,520)	(47,992)
Disposal of Property and Equipment	9,440	—
CASH FLOWS USED IN INVESTING ACTIVITIES	(197,080)	(47,992)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to/from Officer	65,556	(65,556)
Paid In Capital by Officer / Shareholder	212,692	—
Proceeds from Notes Payable – Related Party	—	100,000
Payments on Notes Payable – Related Party	(100,000)	(96,389)
Proceeds from Notes Payable	222,724	—
Payments on Notes Payable	(39,075)	(42,761)
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES	361,897	(104,706)

NET INCREASE (DECREASE) IN CASH	41,545	249,199

CASH AT BEGINNING OF PERIOD	336,288	87,089

CASH AT END OF PERIOD	$377,833	$336,288

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$7,564	$2,850
Income Taxes	$—	$—

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4 LESS CORP.

Notes to Consolidated Financial Statements

January 31, 2018 and 2017

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization – The Company was formed as Vegas Suspension & Offroad, LLC on October 24, 2013 as a Nevada limited liability company and converted to a Nevada corporation with the same name on May 8, 2017. On April 2, 2018, the Company changed its name to The 4 Less Corp. The Corporation had S Corporation status. The Corporation operates as an e-commerce auto and truck parts sales company. The Company offers products including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

Principles of Consolidation:

The financial statements include the accounts of The 4 Less Corp. as well as JBJ Wholesale, LLC.  All significant inter-company transactions have been eliminated.  All amounts are presented in U.S. Dollars unless otherwise stated. JBJ Wholesale, LLC has had no activities since inception.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.  At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  The carrying amount approximates fair market value.

Inventory valuation:

Inventories are stated at the lower of cost or market. Inventories are valued on a first-in, first-out (FIFO) basis.

Advertising:

Advertising costs are expensed in the period the advertisement is run. Any placement costs are expensed in the month the advertising appears. Advertising costs were $108,560 and $58,231 for the years ending January 31, 2018 and 2017, respectively.

Income Taxes:

Income from the corporation is taxed at individual rates per the Internal Revenue Code relating to S Corporations which shareholders pay on their portion of the S Corporation earnings. Accordingly, there is not tax asset reflected on the Company’s financial statements.

The Company plans to change from an S Corporation to C Corporation status for tax purposes and at that time income taxes will be accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates:

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.

Fair Value of Financial Instruments:

Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31, 2018.  The Company’s financial instruments consist of cash, accounts payable, advances and notes payable.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. See Note 8.

Policy on Related Party Transactions:

The company has an informal, verbal policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company or any one of its subsidiaries participates and in which a related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the CEO. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by Board of Directors, following appropriate disclosure of all material aspects of the transaction.

Revenue Recognition:

Revenue from sales are recognized as the products are delivered and amounts are earned.   The Company recognizes revenue in accordance with ASC 605-10, “Revenue Recognition in Financial Statements”, (formerly Staff Accounting Bulletin No. 104 (“SAB 104”)).  Revenue is recognized when persuasive evidence of an arrangement exists, delivery or service has occurred, the sales price is fixed or determinable and receipt of payment is probable.

Stock-Based Compensation:

The Company accounts for stock options at fair value as prescribed in ASC 718. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

Earnings per Common Share:

Earnings (loss) per share are calculated in accordance with ASC 260 “Earnings per Share”.  The weighted average number of common shares outstanding during each period is used to compute basic earnings (loss) per share.  Diluted earnings per share are computed using the weighted average number of shares and potentially dilutive common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.  Potentially dilutive common shares consist of stock options and are excluded from the diluted earnings per share computation in periods where the Company has incurred a net loss, as their effect would be considered anti-dilutive. There are no dilutive instruments for the years ending January 31, 2018 and 2017.

Recently Issued Accounting Pronouncements:

Presentation of an Unrecognized Tax Benefit:    In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2013-11 related to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists. The updated guidance requires an entity to net its unrecognized tax benefits against the deferred tax assets for the same jurisdiction’s net operating loss carryforward, a similar tax loss, or tax credit carryforwards. A gross presentation will be required only if such carryforwards are not available or would not be used by the entity to settle any additional income taxes resulting from disallowance of the uncertain tax position. The update was effective prospectively for the Company’s fiscal year beginning January 1, 2016. The new guidance affects disclosures only and the adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

FASB issued ASU No. 2016-02, Leases (Topic 842) in February 2016. ASU 2016-02 will require most lessees to recognize a majority of the company’s leases on the balance sheet, which will increase reported assets and liabilities. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018 including interim periods within such annual reporting periods with early adoption permitted. The Company has not early adopted this guidance and is currently evaluating the impact on the Company’s consolidated financial statements of adopting this guidance. The Company does not expect this guidance to have a material impact to the Company’s results of operations.

Presentation of Financial Statements—Going Concern—Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern:    In August 2016, ASC 205-40 guidance was amended to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for the Company’s disclosures for the fiscal year ending January 31, 2017, with early application permitted.

Revenue from Contracts with Customers:    In May 2016, ASC 606 was issued related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The standard will be effective for the Company’s fiscal year beginning February 1, 2018, including interim reporting periods within that year.

NOTE 2 – PROPERTY

The Company capitalizes all property purchases over $1,000 and depreciates the assets over their useful lives of 3 for computers and 7 years for all other assets. Property consists of the following at January 31, 2018 and 2017:

	2018	2017
Office furniture, fixtures and equipment	$10,263	$9,497
Shop equipment	41,408	21,156
Vehicles	205,502	33,000
Sub-total	257,173	63,653
Less: Accumulated depreciation	(30,584)	(6,876)
Total Property	$226,589	$56,777

Depreciation has been provided over each asset’s estimated useful life.  Depreciation expense was $27,268 and $5,612 for the twelve months ended January 31, 2018 and January 2017, respectively.

NOTE 3 – NOTES PAYABLE

The components of the Company’s debt as of January 31, 2018 and 2017 were as follows:

	Jan 2018	Jan 2017
Vehicle Note Payable - $49,494, dated April 19, 2017, 72 payments of $851 starting May 29, 2017	$44,424	$—
Vehicle Note Payable - $47,438, dated September 28, 2017, 72 payments of $810 starting November 8, 2017	45,836	—
Working Capital Note Payable - $125,000, dated July 11, 2017, repayment of 10% of all eBay sales until paid in full, minimum payments of $12,695 per quarter	93,389	—

Subtotal	183,649	—

Related Party Debt
Note Payable - $100,000, 4.5% interest payable accrued until maturity, due on demand	—	100,000
Subtotal – Related Party Debt	—	100,000
Total	$183,649	$100,000

The Company had accrued interest payable of $0 and $1,875 interest on the notes at January 31, 2018 and 2017, respectively.

The following are the minimum on the notes:

Year Ended	Amount
Jan 31, 2019	70,712
Jan 31, 2020	45,322
Jan 31, 2021	19,932
Jan 31, 2022	19,932
Jan 31, 2022	19,932
Post Jan 31, 2022	7,819
Total	$ 183,649

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock:

The Company is authorized to issue 100,000 common shares with no par value. These shares have full voting rights.  At January 31, 2018 and 2017, there were 100,000 and 100,000 shares outstanding, respectively.  No dividends were paid in the year ended January 31, 2018 and 2017. Our largest shareholder contributed capital of $212,692 during the year ended January 31, 2018 which is reflected on the balance sheet as Common Stock. See Note 10 -Related Party Transactions.

The Company issued no common stock during the twelve months ended January 31, 2018 and 2017 and had no options outstanding for the years ended January 31, 2018 and 2017.

NOTE 5 – EMPLOYEE BENEFIT PLANS

During the years ended January 31, 2018 and 2017, there were no qualified or non-qualified employee pension, profit sharing, stock option, or other plans authorized for any class of employees.

NOTE 6 – INCOME TAXES

The Company is not a tax paying entity for purposes of federal and/or state taxes, under which the shareholder is taxed on his share of partnership income. Therefore, as of January 31, 2018 and 2017, the Company recorded no deferred federal tax asset and no deferred federal tax liability.

The Company anticipates converting from an S Corporation to a C Corporation and plans to adopt ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company’s tax returns for the years ended December 31, 2017, 2016, and 2015 are open for examination under Federal statute of limitations.

The Company had no accruals for interest and penalties since inception.

NOTE 7 – GOING CONCERN AND FINANCIAL POSITION

The Company’s financial statements are prepared using United States generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred cumulative losses through January 31, 2018 of $331,506 and has a working capital deficit at January 31, 2018 of $(269,048).

Historically, revenues have not been sufficient to cover operating costs that would permit the Company to continue as a going concern.  The potential proceeds from the sale of common stock and other contemplated debt and equity financing, and increases in operating revenues from new development and business acquisitions might enable the Company to continue as a going concern.  These conditions raise substantial doubt about the company’s ability to continue as a going concern. There can be no assurance that the Company can or will be able to complete any debt or equity financing, or develop or acquire one or more business interests on terms favorable to it. Additionally, the Company has plans to source additional financing, reduce expenses if necessary and continue increasing its sales.  The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of January 31, 2018 and January 31, 2017, the Company had no liabilities which were measured at fair value using Level 3 inputs.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

On June 1, 2015, the Company entered into a 36-month lease agreement for its 2,590 sf office facility with a minimum base rent of $2,720 per month.  The Company paid base rent and their share of maintenance expense of $43,200 and $36,156 related to this lease for the periods ended January 31, 2018 and 2017, respectively. The lease is currently on a month to month basis since the lease has not been renewed. This lease was with a minority shareholder – See Note 10 – Related Party Transactions.

The following are the minimum lease obligations under the lease:

Year Ended	Amount
Jan 31, 2019	10,880
Total	$ 10,880

On August 30, 2016, the Company entered into a 60-month lease agreement for its 3,554 sf warehouse facility starting in December 2016 with a minimum base rent of $2,132 and estimated monthly CAM charges of $1,017 per month.  The Company paid base rent and their share of maintenance expense of $37,760 and $10,562 related to this lease for the period ended January 31, 2018 and 2017, respectively.

The following are the minimum lease obligations under the lease:

Year Ended	Amount
Jan 31, 2019	37,788
Jan 31, 2020	37,788
Jan 31, 2021	37,788
Jan 31, 2022	31,490
Total	$ 144,854

NOTE 10 – RELATED PARTY TRANSACTIONS

Since formation, our President and largest shareholder would borrow funds or make payments on behalf of the Company. These expenses were netted and in the year ending January 31, 2018 the balance owed the Company was repaid in full. At January 31, 2018, the balance of this loan was $0 and $65,556, respectively.

On June 1, 2015, the Company entered into a 36-month lease agreement with its minority shareholder for its 2,590 sf office facility with a minimum base rent of $2,720 per month.  The Company paid base rent and their share of maintenance expense of $43,200 and $36,156 related to this lease for the periods ended January 31, 2018 and 2017, respectively. The lease is currently on a month to month basis since the lease has not been renewed.

On September 1, 2016, the Company received from a shareholder a loan for $100,000 bearing interest at 4.5% and due on demand. On December 31, 2017, the Company paid this note with $6,000 accrued interest.

As of January 31, 2018 and 2017 the Company had $0 and $1,875 of related party accrued interest payable related to accrued interest on a related party note payable.

During the period from July 2017 through December 2017, our President and majority shareholder contributed $212,692 to the Company. This amount is reflected in the equity section of the balance sheet Common Stock.

NOTE 11 – SUBSEQUENT EVENTS

We have evaluated subsequent events through the date of this filing in accordance with the Subsequent Events Topic of the FASB ASC 855, and have determined that, except as disclosed in this note, no subsequent events occurred that are reasonably likely to impact these financial statements.

Through the date of the financial statements the Company had a combined total of new equipment and working capital lines of credit with loan balances totaling approximately $376,968.

In April 2018, our President and majority shareholder contributed $350,000 to the Company. This amount will be reflected in the equity section of the balance sheet post January 31, 2018 Common Stock.

On November 29, 2018, the Board of Directors of the 4 Less Corp., a Nevada corporation closed the Stock Purchase Agreement, dated November 8, 2018 whereby MedCareers Group, Inc. purchased 100% of the outstanding capital stock of The 4 Less Corp. (formerly Vegas Suspension & Offroad, Inc.), a Nevada Corporation (“4Less”). The Agreement issued the shareholders of 4Less certain shares of preferred stock of MedCareers Group, Inc. as described below.

As a result of the transaction, 4Less became a wholly owned subsidiary of MedCareers Group, Inc.

Pursuant to the terms of the Stock Purchase Agreement, the following shares were issued to The 4Less shareholders in exchange for 100% of the shares of 4Less:

Shareholder	# of Series B Preferred	# of Series C Preferred	# of Series D Preferred
Christopher Davenport	17,100	6,075	675
Sergio Salzano	1,900	675	75
Timothy Armes	0	0	120
TOTAL	19,000	6,750	870